EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Christophe de Margerie, Robert Castaigne and Charles Paris de Bollardière, acting jointly or any of them acting individually, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, to act, without any other, for him or her and in his or her name, place, and stead, in any and all capacities, to sign a Registration Statement on Form S-8 (including under any other appropriate Form) of TOTAL S.A., a French société anonyme, and any or all amendments (including post-effective amendments) thereto, relating to the registration under the U.S. Securities Act of 1933, as amended, of common shares, nominal value 2.50 euros each, of TOTAL S.A. that may be issued pursuant to the TOTAL Holdings USA, Inc. 2008 Employee Shareholder Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, or any state regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection with the foregoing, as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 10th day of January, 2008.

/s/ Thierry Desmarest	/s/ Christophe de Margerie
Thierry Desmarest	Christophe de Margerie
Chairman of the Board	Chief Executive Officer Director

Daniel Boeuf	Daniel Bouton
Director	Director

/s/ Bertrand Collomb	/s/ Paul Desmarais Jr.
Bertrand Collomb	Paul Desmarais Jr.
Director	Director

/s/ Bertrand Jacquillat
Professor Bertrand Jacquillat	Antoine Jeancourt-Galignani
Director	Director

/s/ Anne Lauvergeon	/s/ Peter Levene
Anne Lauvergeon	Lord Peter Levene of Portsoken
Director	Director

/s/ Michel Pébereau	/s/ Thierry de Rudder
Michel Pébereau	Thierry de Rudder
Director	Director

/s/ Pierre Vaillaud
Serge Tchuruk	Pierre Vaillaud
Director	Director

/s/ Robert Castaigne	/s/ Dominique Bonsergent
Robert Castaigne	Dominique Bonsergent
Executive Vice President and Chief Financial Officer	Chief Accounting Officer

/s/ Bob Kilpatrick
Bob Kilpatrick General Counsel, Total Holdings USA, Inc.
Authorized Representative in the United States